MERGER AGREEMENT


         AGREEMENT dated as of June 6, 1997, by and among HEALTHCARE HEARING CLINICS, INC., a Washington corporation, ("HealthCare"), and HEARING IMPROVEMENT CENTER, INC., a California corporation (the "Company"), and GARY R. DORF and DAVID MAJIT who are the shareholders of the Company (the "Shareholders").

                                    RECITALS

         A. HealthCare is a wholly owned subsidiary of HealthCare Capital Corp., a corporation organized under the laws of the Province of Alberta, Canada ("HCC").

         B. The Shareholders own all the issued and outstanding capital stock of the Company.

         C. The Company operates audiology and hearing aid clinics in Seal Beach and Long Beach, California, which perform testing and evaluation of patients' hearing, prescribe and fit hearing aids, and provide related services and products.

         D. HealthCare and the Shareholders desire that the Company be merged into HealthCare.

                                   AGREEMENT:

         In consideration of the premises and of the mutual covenants contained herein, the parties agree as follows:

                                    ARTICLE I
                                     MERGER

         1.1 Agreement and Plan of Merger. The parties agree that the Company shall be merged into HealthCare pursuant to an Agreement and Plan of Merger prepared in accordance with Section 1101 of the California General Corporation Law and Section 23B.11.010 of the Washington Business Corporation Act which shall be in the form of Schedule 1.1 attached hereto (the "Agreement and Plan of Merger"). The merger of the Company into HealthCare (the "Merger") shall be on the terms set forth in the Agreement and Plan of Merger and in this Agreement.

         1.2      Terms of Merger.  Upon the consummation of the Merger:

                  (a) HealthCare shall be the surviving corporation (the "Surviving Corporation") and shall continue its existence as a Washington corporation under the name "HealthCare Hearing Clinics, Inc.";



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                  (b) The  separate  corporate  existence  of the Company  shall terminate;

                  (c) The presently issued and outstanding stock of the Company shall be converted into shares of the common stock of HCC, cash, and HealthCare promissory notes as provided in Section 1.4(a) hereof; and

                  (d) The presently issued and outstanding stock of HealthCare shall be converted into shares of the stock of Surviving Corporation as provided in Section 1.4(b) hereof.

         1.3 Consummation. The consummation of the Merger shall take place at Closing (as defined in Section 2.1 hereof). The Merger shall be consummated by filing:

                  (a) A copy of the Agreement and Plan of Merger accompanied by an appropriate officer's certificate with the Secretary of State of the state of California; and

                  (b) Articles of Merger with the Secretary of State of the state of Washington.

The term "Effective Time" shall mean the time when the second of the two filings is completed and the Merger becomes effective.

         1.4  Conversion of Shares.  The basis for converting and exchanging the
issued  and   outstanding   shares  of  the  Company  and  HealthCare  upon  the
consummation of the Merger will be as follows:

                  (a) The 200 issued and outstanding shares of the Company which are owned by the Shareholders shall, as of the Effective Time by virtue of the Merger and without any action on the part of the holders thereof, be converted into and exchanged for (i) 141,844 shares of HCC common stock (the "HCC Shares"), (ii) cash in the amount of $500,000,
         (iii) HealthCare's promissory note in the face amount of $132,624 in the form attached hereto as Schedule 1.4(a)-1, and (iv) HealthCare's promissory note in the face amount of $282,036 in the form attached hereto as Schedule 1.4(a)-2 with such HCC Shares, the cash, and the notes apportioned between the Shareholders pro rata based upon their ownership of the Company's shares; and

                  (b) Each share of HealthCare stock issued and outstanding at the Effective Time shall, as of the Effective Time by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchanged for one share of the stock of the Surviving Corporation.

         1.5 Restrictions on Transfer of the HCC Shares. Following the Closing, the HCC Shares shall be subject to the restrictions set forth in Article VI hereof.



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         1.6      Post-Closing Adjustments.

                  The HCC Shares, the cash, and the promissory notes to be received by the Shareholders as provided in Section 1.4(a) shall be subject to adjustment as provided in Subsections (a), (b), and (c) below.

                  (a) Net Working Capital Adjustment. For purposes of this Agreement, "Net Working Capital" shall equal (i) cash, money market accounts, accounts receivable (net of reasonable provisions for doubtful accounts), inventory, prepaid expenses (including for magazine advertising) and all other current assets of the Company as of Closing less (ii) all current liabilities of the Company as of Closing including but not limited to liabilities for inventory, office supplies, ordinary compensation payables, employee benefits and taxes (excluding accrued sick and vacation pay), bonuses (including all related payroll taxes and employee benefits), accrued taxes due federal and state and other governments based on income, personal and real property taxes, water, gas, electric and other utility charges, business and other license fees and taxes, merchants' association dues, rental payments under any leases, any refunds due customers for hearing aids delivered prior to Closing, and all other operating liabilities (including legal, accounting, and other professional fees and expenses incurred in the ordinary course of business), and vendor accounts payable. As promptly as practicable following the Closing, but in no event later than 45 days thereafter, the Shareholders and HealthCare shall cooperate in preparing a mutually agreeable statement of Net Working Capital which shall set forth the computation and components thereof in reasonable detail (the "Statement of Net Working Capital"). On the fifteenth day after the date on which the Statement of Net Working Capital is completed (or such earlier date as such statement is mutually agreed upon by Shareholders and HealthCare in writing), (i) in the event that the Net Working Capital exceeds $50,000, then HealthCare shall pay to the Shareholders in cash an amount equal to the excess, or
         (ii) in the event that the Net Working Capital is less than $50,000, then the Shareholders shall pay to HealthCare the amount by which the Net Working Capital is less than $50,000.

                  (b) Accounts Receivable. On the 200th day following the Closing, the Shareholders shall reimburse HealthCare on a pro rata basis in an amount equal to the total of the accounts receivable reflected on the Statement of Net Working Capital (as defined in subsection 1.6(a) above) net of the reserve for bad debts, which remain uncollected as of such date. Upon such reimbursement, the uncollected accounts shall be assigned to the Shareholders. During such 200-day period, the Shareholders may participate in the collection process of such accounts receivable.

                  (c) Long-Term Debt. The Shareholders acknowledge that the consideration they are to receive pursuant to Section 1.4(a) hereof was negotiated on the assumption that the Company would have no long-term liabilities including debt as of the Closing. In the event that, in preparing the Statement of Net Working Capital, it is determined that Company had long-term liabilities as of the Closing, the Shareholders shall pay to


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         HealthCare on a pro rata basis an amount equal to the total of any such long-term liabilities on the date the Net Working Capital Adjustment is made.

All adjustments due from the Shareholders to HealthCare shall be payable in cash provided that in the event adjustments due from the Shareholders exceed in the aggregate the sum of $300,000, the Shareholders may pay any excess by tendering to HealthCare HCC Shares at a deemed value of $1.41 per share.

         1.7 Shareholders' Loans. As of the date hereof, the Company is indebted to the Shareholders as set forth on Schedule 1.7. Notwithstanding any other provision of this Agreement, the Shareholders shall have the option, on or prior to the Closing, to (i) contribute such indebtedness to the capital of the Company or (ii) cause the Company to repay such indebtedness to the extent the Company has funds available for such purpose.

                                   ARTICLE II
                                     CLOSING

         2.1 Closing. The closing of the transaction provided for herein (the "Closing") shall occur on June 6, 1997, or on such other date as the parties may mutually agree. The Closing shall take place at such place and at such time as the parties shall mutually agree. Notwithstanding the foregoing, HealthCare shall have the right to postpone the Closing for up to 90 days if, in its judgment, it becomes necessary to do so as a result of requirements of the securities laws, regulations, or rules of the Province of Alberta, the Alberta Stock Exchange, the United States, the state of Washington or the state of California.

         2.2 Closing Transactions. The following actions shall be taken at the Closing, each of which shall be conditional on completion of all the others and all of which shall be deemed to have taken place simultaneously:

                  (a) Deliveries by Shareholders. The Shareholders shall deliver to HealthCare:

                           (i) Certificates representing the shares of the Company or appropriate affidavits of loss respecting such certificates;

                           (ii) An opinion of counsel to the Shareholders, dated
                  as of the Closing date, substantially in the form of Schedule 2.2(a)(ii);

                           (iii) Copies of resolutions  adopted by the Company's
                  board of directors and shareholders, certified by its corporate secretary, which resolutions shall be in full force and effect on the Closing date, authorizing the execution, delivery and performance of this Agreement, the Merger, and the other agreements and transactions contemplated hereby; and

                           (iv) All  consents  required in  connection  with the
                  transactions contemplated hereunder.


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                  (b) Deliveries by HealthCare.  HealthCare shall deliver to the
         Shareholders:

                           (i) Certified or cashier's checks for the cash specified in Section 1.4(a) hereof allocated between the Shareholders pro rata based upon their ownership of the shares of the Company;

                           (ii) The two promissory notes provided for in Section
                  1.4(a) hereof;

                           (iii) An opinion of counsel to  HealthCare,  dated as
                  of the Closing date, substantially in the form of Schedule 2.2(b)(ii); and

                           (iv)  Copies  of the  resolutions  of the  boards  of
                  directors of HealthCare and HCC as the shareholder of HealthCare, certified by their corporate secretaries, which resolutions shall be in full force and effect on the Closing date, authorizing the execution, delivery and performance of this Agreement, the Merger, and the other agreements and transactions contemplated hereby.

                  (c) Joint  Delivery.  HealthCare  and the  Shareholders  shall deliver to each other counterparts of (i) the Shareholders' Noncompetition Agreements provided for in Section 7.6(a) hereof, (ii) the Shareholders' Employment Agreements provided for in Section 7.6(b) hereof.

                  (d) HCC Share Certificate Delivery. Not later than 20 business days following the Closing, HealthCare shall deliver to the Shareholders certificates representing the HCC Shares provided for in
         Section 1.4(a) hereof.

                                   ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

         Except as otherwise set forth in the Disclosure Statement attached hereto as Schedule III, the Shareholders hereby jointly and severally represent and warrant to HealthCare as follows:

         3.1      Corporate.

                  (a) Organization. The Company is a corporation duly organized and existing under the laws of the state of California.

                  (b) Capitalization. The authorized capital stock of the Company consists of 100,000 shares of a single class of common stock, of which 200 shares are issued, and outstanding. All issued and outstanding shares of the Company have been validly issued and are fully paid and nonassessable. The Shareholders are the owners (beneficially and of record) of all the issued and outstanding shares of the common


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         stock of the Company  hereof free and clear of all liens,  claims,  and encumbrances whatsoever as follows:


                           Shareholder             Number of Shares
                           Gary R. Dorf                     100
                           David Majit                      100

         No person has any agreement, option or other right, present or future, to purchase or otherwise acquire any of the shares of the Company.

                  (c) Corporate Power. The Company has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as and where such is now being conducted, to enter into this Agreement and the other documents and instruments to be executed and delivered by it pursuant hereto and to carry out the transactions contemplated hereby and thereby.

                  (d) No Subsidiaries. The Company does not own an interest in any corporation, partnership or other entity.

                  (e) Articles of Incorporation; Bylaws. The copies of the Company's articles of incorporation and bylaws which have heretofore been delivered to HealthCare are complete and correct as amended or restated to the date hereof.

         3.2 Authorization. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by the Company pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the board of directors of the Company and the Shareholders. This Agreement constitutes and, when executed and delivered, the other documents and instruments to be executed and delivered by the Company and the Shareholders pursuant hereto, will constitute valid and binding agreements of the Company and the Shareholders enforceable against the Company and the Shareholders in accordance with their respective terms.

         3.3 No Violation. Neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by the Company or the Shareholders pursuant hereto, nor the consummation by the Company and the Shareholders of the transactions contemplated hereby and thereby (a) will violate any statute or law or any rule, regulation, order, writ, injunction or decree of any court or governmental authority, (b) will require any authorization, consent, approval, exemption or other action by or notice to any court, administrative or governmental agency, instrumentality, commission, authority, board or body or (c) will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any material Lien (as defined in Section 3.18(b)) upon any of the assets of the Company under, any term or provision of the articles of incorporation or bylaws of the Company or of any


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material  contract,  commitment,   understanding,   arrangement,   agreement  or
restriction of any kind or character to which the Company is a party or by which the Company or the Company's assets or properties or the shares of the Company may be bound or affected.

         3.4 Financial Statements. The Shareholders have heretofore delivered to HealthCare the following financial statements of the Company including balance sheets and statements of income (the "Financial Statements"):

                  (a) Financial statements for the Company's fiscal years ended October 31, 1994, 1995, and 1996;

                  (b) Financial Statements for the interim period ended February 28, 1997.

The Financial Statements are correct and complete in all material respects and fairly present the financial condition of the Company at the dates indicated and results of its operations for the periods then ended in accordance with generally accepted accounting principles consistently applied.

         3.5 Books and Records. The books of account of the Company reflect all material items of income and expense and the assets, liabilities, and accruals of its business and operations. The minute books and stock transfer records of the Company contain records which are complete and accurate in all material respects of all minutes and consents of shareholders and directors and all stock transfers of the Company.

         3.6 Absence of Certain Changes. Since the date of the most recent balance sheet included in the Financial Statements, there has not been:

                  (a)  Adverse  Change.  Any  material  adverse  change  in  the
         financial  condition,  assets,  liabilities,   business,  prospects  or
         operations of the Company;

                  (b) Damage. Any material loss, damage or destruction, whether covered by insurance or not, affecting the Company's businesses or assets;

                  (c) Increase in Compensation. Any increase in the compensation, salaries or wages payable or to become payable to any employee or agent of the Company (including, without limitation, any increase or change pursuant to any bonus, pension, profit sharing, retirement or other plan or commitment), or any bonus or other employee benefit granted, made or accrued;

                  (d) Labor Disputes. Any labor dispute or disturbance, other than routine individual grievances which are not material to the business, financial condition or results of operations of the Company;

                  (e) Commitments. Any commitment or transaction by the Company (including, without limitation, any capital expenditure) other than in the ordinary course of business consistent with past practice;


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                  (f) Dividends.  Any declaration,  setting aside, or payment of any dividend or any other distribution in respect of the Company's capital stock; any redemption, purchase or other acquisition by the Company of any of its capital stock or any security relating thereto; or any other payment to the Shareholders as shareholders;

                  (g) Disposition of Property. Any sale, lease or other transfer or disposition of any properties or assets of the Company except for sales of inventory, consumption of supplies, and nonmaterial dispositions of worn or broken parts and equipment all in the ordinary course of business;

                  (h)   Indebtedness.   Any   indebtedness  for  borrowed  money
         incurred, assumed or guaranteed by the Company other than changes in the Company's lines of credit in the ordinary course of business;

                  (i) Amendment of Contracts. Any entering into, amendment or termination by the Company of any contract, or any waiver of material rights thereunder, other than in the ordinary course of business;

                  (j) Loans, Advances, or Credit. Any loan or advance or any grant of credit by the Company; or

                  (k) Unusual Events. Any other event or condition specifically related to the Company not in the ordinary course of business which would have a material adverse effect on the assets or the business of the Company.

         3.7 Adverse Conditions. There are no conditions known to the Shareholders with respect to the markets, products, facilities, or personnel of the Company which might materially and adversely affect its business or prospects other than such conditions as may affect the industry in which the Company participates as a whole.

         3.8 No Litigation. There is no action, suit, arbitration, proceeding, investigation or inquiry pending or to the knowledge of the Shareholders threatened against the Company, its directors (in such capacity), its business or any of its assets. Schedule 3.8 identifies all actions, suits, proceedings, investigations and inquiries to which the Company or either of the Shareholders has been a party since January 1, 1993. Neither the Company nor its business or any of its assets is subject to any judgment, order, writ or injunction of any court, arbitrator or federal, state, foreign, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

         3.9      Compliance With Laws.

                  (a) Compliance. The Shareholders warrant that the Company (including each and all of its operations, practices, properties and assets) is in material compliance with all applicable federal, state, local and foreign laws, ordinances, orders, rules and regulations (collectively, "Laws"), including, without limitation, those applicable to discrimination in employment, occupational safety and health,


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         trade  practices,  environmental  protection,  competition and pricing,
         product  warranties,  zoning,  building  and  sanitation,   employment,
         retirement and labor relations, and product advertising except to the extent any noncompliance would not have a material adverse effect upon the assets or the business of the Company taken as a whole. The Company has not received notice of any violation or alleged violation of, and are not subject to liability for past or continuing violation of, any Laws. All reports and returns required to be filed by the Company with any governmental authority have been filed, and were accurate and complete when filed except to the extent any deficiency would not have a material adverse effect upon the assets or the business of the Company taken as whole.

                  (b) Licenses and Permits. The Company has obtained all licenses, permits, approvals, authorizations and consents of all governmental and regulatory authorities and all certification organizations required for the conduct of its businesses (as presently conducted) except to the extent failure to do so would not have a material adverse effect upon the assets or the business of the Company taken as a whole. All such licenses, permits, approvals, authorizations and consents are described in Schedule 3.9(b) and are in full force and effect. The Company (including its operations, properties and assets) is and has been in compliance with all such permits and licenses, approvals, authorizations and consents, except to the extent any noncompliance would not have a material adverse effect upon the assets or the business of the Company taken as a whole.

         3.10 Environmental Compliance. The Shareholders have delivered to HealthCare a copy of every written communication given or received by the Company to or from any environmental agency with respect to the Company or with respect to any property which is now being used or which has heretofore been used by the Company in the operation of its business. The Shareholders have at all times operated the Company in compliance with all applicable federal, state and local laws and regulations relating to pollution control and environmental contamination including, without limitation, all laws and regulations governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge or disposal of hazardous materials (as defined below) and all laws and regulations with regard to record keeping, notification and reporting requirements respecting Hazardous Materials (as defined below), except for such noncompliance as would not have a material adverse effect on Company's business or assets. The Company has not received notice of any administrative or judicial proceeding pursuant to such laws or regulations. There is no basis for the assertion of a valid claim against the Company relating to environmental matters including, without limitation, any claim arising from past or present environmental practices, asserted under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time ("CERCLA"), the Resource Conservation and Recovery Act, as amended from time to time ("RCRA") or any other federal, state, or local statute, code, rule, regulation, ordinance, order, decree, or other governmental authority as now or at any time hereafter in effect. For purposes of this Section 3.10, the term "Hazardous Materials" means materials defined as "hazardous wastes" or "solid wastes" in CERCLA, RCRA or in any similar federal, state, or local statute, code, rule, regulation,

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ordinance,  order, decree, or other governmental authority as now or at any time hereafter in effect.

         3.11 No Undisclosed Liabilities. Except (a) as described on the Schedules attached hereto as an item which can be reasonably construed as a liability or obligation or (b) items not required to be disclosed on the Schedules by reason of exceptions, exclusions, or other qualifications contained in the representations and warranties of this Agreement, the Company has no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not properly reflected or reserved against in the Financial Statements (except for liabilities or obligations which have been incurred in the ordinary course of business since the date of the most recent Financial Statements) in a manner consistent with past practice; and the reserves reflected in the Financial Statements are adequate, appropriate and reasonable.

         3.12     Tax Matters.

                  (a) Except with respect to current Taxes (as defined below) for which adequate reserves have been accrued, the Company has timely paid all federal, state, county, local and foreign taxes, including, without limitation, income taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll taxes, withholding taxes, property taxes, import duties, and all other taxes of any nature whatsoever and however denominated together with all penalties, additions to tax, interest, assessment or other damages imposed thereon with respect to the Company (collectively, "Tax" or "Taxes") required to be paid or deposited by the Company through the Closing. For purposes of this Section 3.12(a), timely payment shall include payment in accordance with any available extensions and recording of balances due as payables.

                  (b) The Company has filed on or before the applicable due date (including extensions) all tax returns which it is required to have filed through the date hereof and has timely paid all Taxes due for the periods covered by such returns including any deficiencies or other additional amounts subsequently assessed by any taxing authority with respect to each such tax return. All such returns are correct and complete.

                  (c) The Company has not waived any statute of limitations applicable to its Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency of the Company, and the assessment of any additional Taxes of the Company with respect to periods for which returns have been filed is not expected.

                  (d) There are no proposed deficiencies or unresolved claims concerning the Company's liability for Taxes.

                  (e) Complete and correct copies of the Company's federal and California income tax returns for 1993, 1994, and 1995 have been delivered by the Shareholders to HealthCare.

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         3.13 Product  Warranty.  Set forth in Schedule 3.13 is a true,  correct and complete copy of the Company's standard warranty or warranties for sales of its products.

         3.14 Product Liability. No action is pending or, to the knowledge of the Shareholders, threatened against or involving the Company relating to any product alleged to have been sold by the Company and alleged to have been defective, or improperly designed or manufactured. To the knowledge of the Shareholders, there exists no design, manufacturing or other defects in products sold in the course of the Company's business or held as inventory.

         3.15 Insurance. The Company maintains policies of fire, liability, product liability, malpractice, workers compensation, health and other forms of insurance with such coverage limits and deductible amounts as are reasonable and prudent in light of the nature of its assets and the risks of its business. The Company has received no notification of cancellation, modification or denial of renewal of any material policies of fire, product liability, malpractice or other forms of insurance.

         3.16 Suppliers. The Company has not received from any material supplier a notice of termination or intent to terminate its relationship with the Company.

         3.17 Patents, Trademarks, etc. Set forth in Schedule 3.17 is a list of all United States and foreign trademarks, service marks, trade names, brand names, copyrights, including registrations and applications, patent and patent applications, and employee covenants and agreements respecting intellectual property ("Trade Rights") in which the Company now has any interest, specifying the basis on which such Trade Rights are owned, controlled, used or held (under license or otherwise) by the Company, and also indicating which of such Trade Rights are registered. All Trade Rights shown as registered in Schedule 3.17 have been properly registered, all pending registrations and applications have been properly made and filed and all annuity, maintenance, renewal and other fees relating to registrations or applications are current. In order to conduct the business of the Company, as such is currently being conducted, the Company does not require any Trade Rights that it does not already have. The Company is not infringing and has not infringed on any Trade Rights of another in the operation of its business. To the knowledge of the Shareholders no person is infringing on the Trade Rights of the Company. The Company has not granted any license or made any assignment of any Trade Right and no other person has any right to use any Trade Right owned or held by the Company. The Company does not pay any royalties or other consideration for the right to use any Trade Rights of others. Except as set forth in Schedule 3.17, to the knowledge of Shareholders, there are no inquiries, investigations or claims or litigation challenging or threatening to challenge the Company's right, title and interest with respect to its continued use and right to preclude others from using any Trade Rights of the Company. To the knowledge of Shareholders, all Trade Rights of the Company are valid, enforceable and in good standing, and there are no equitable defenses to enforcement based on any act or omission of the Company.

         3.18     Contracts and Commitments.

                  (a)      Leases.

                           (i) Set forth in  Schedule  3.18(a)  is a list of all
                  real and personal property leases (the "Leases") to which the Company is party. Complete and correct copies of each lease listed on the schedule, and all amendments thereto, have heretofore been delivered to HealthCare. The Leases are currently in full force and effect.

                           (ii) Company is not in default  under the Leases;  to
                  the knowledge of the Shareholders, there are no defaults by the lessors under any of the Leases; and no event has occurred which with the passage of time or the giving of notice would constitute a default under any of the Leases. The Company has not waived any rights under any of the Leases.

                  (b) Purchase Commitments. Set forth in Schedule 3.18(b) is a list of all agreements (written or oral) between the Company and third parties for the purchase of goods and supplies by the Company which individually call for the payment by the Company after the date hereof of more than $5,000 or which obligate the Company for a period extending over a period of more than 90 days from the date hereof. Complete and correct copies of all such written agreements have heretofore been delivered to HealthCare.

                  (c) Sales Commitments. Set forth in Schedule 3.18(c) is a list and description of all presently effective agreements (written or oral) between the Company and third parties for the distribution and sale of its products. Complete and correct copies of all such written contracts have heretofore been delivered to HealthCare.

                  (d) Contracts With the Shareholders and Certain Others. Except for the employment relationship which exists between the Shareholders and the Company, the Company has no agreement, understanding, contract or commitment (written or oral) with the Shareholders, or any relative of the Shareholders.

                  (e) Collective Bargaining Agreements. The Company is not party to any collective bargaining agreement with any union.

                  (f) Loan Agreements. The Company is not obligated under any loan agreement, promissory note, letter of credit, or other evidence of indebtedness as a signatory, guarantor or otherwise.

                  (g) Guarantees. The Company has not under any instrument which is presently effective guaranteed the payment or performance of any person, firm or corporation, agreed to indemnify any person or act as a surety, or otherwise agreed to be contingently or secondarily liable for the obligations of any person.

                  (h) Restrictive Agreements. The Company is not party to nor is it bound by any agreement requiring it to assign any interest in any trade secret or proprietary information, or prohibiting or restricting it from competing in any business or geographical area or soliciting customers or otherwise restricting them from carrying on its business anywhere in the world.

                  (i) Other Material Contracts. The Company is not party to any lease, license, contract (including without limitation contracts with health maintenance organizations) or commitment of any nature involving consideration or other expenditure in excess of $5,000, or involving performance over a period of more than 90 days, or which is otherwise individually material to the operations of the Company, except as set forth in Schedule 3.18(i).

                  (j) No Default. The Company is not in default under any lease, agreement, contract or commitment, nor has any event or omission occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or cause the acceleration of any of the Company's obligations or result in the creation of any Lien (as defined in Section 3.19(b) below) on any of the assets owned, used or occupied by the Company. To the knowledge of the Shareholders, no third party is in default under any lease, agreement, contract or commitment to which the Company is a party, nor has any event or omission occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or give rise to an automatic termination, or the right of discretionary termination thereof.

         3.19     Title to and Condition of Properties.

                  (a) Real Property. The Company does not own any interest in any real property other than under the leases referred to in Section 3.18(a) hereof.

                  (b) Personal Property. The Company has good and marketable title to all its assets, free and clear of all mortgages, liens (statutory or otherwise), security interests, claims, pledges, equities, options, conditional sales contracts, assessments, levies, easements, covenants, reservations, restrictions, exceptions, limitations, charges or encumbrances of any nature whatsoever (collectively, "Liens"). All the Company's tangible assets are located at the business premises leased by it and all tangible assets located at such premises are owned by the Company.

                  (c) Condition. All the Company's tangible assets are, taken as a whole, in good operating condition and repair, normal wear and tear excepted.

                  (d) Land Use Regulations. There are no condemnation, zoning, land use, or other regulatory proceedings, pending or, to the knowledge of the Shareholders, planned to be instituted, that could detrimentally affect the use or occupancy of the real property presently occupied by the Company or the continued operation of the Company's business as it is presently being conducted.

         3.20  Employee  Benefit  Plans.  Set  forth  in  Schedule  3.20,  is  a description of all pension, profit sharing, retirement, bonus, executive or deferred compensation, hospitalization and other similar fringe or employee benefit plans, programs and arrangements, and any employment or consulting contracts, "golden parachutes", severance agreements or plans, vacation and sick leave plans including, without limitation, all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all employee manuals, and all written or binding oral statements of policies, practices or understandings relating to employment, which are provided to, for the benefit of, or relate to, any persons employed by the Company. The items described in the foregoing sentence are hereinafter sometimes referred to collectively as "Employee Plans/Agreements." True and correct copies of all written Employee Plans/Agreements, including all amendments thereto, have heretofore been provided to HealthCare. The Company is in compliance with and has made all payments due under all Employee Plans/Agreements and with respect thereto the Company is in compliance with all applicable federal and state laws and regulations. The Company is not a contributor to any multi-employer pension plan which has an unfunded liability with respect to benefits due its participants.

         3.21 Employment Compensation. Set forth in Schedule 3.21 is a true and correct list of:

                  (a) All employees to whom the Company is paying compensation; such list identifies the current annual rate of compensation for each salaried employee and in the case of hourly or commission employees identifies certain reasonable ranges of rates and the number of employees falling within each such range; and

                  (b) All amounts owed to employees of the Company (including the Shareholders) for accrued sick pay, vacation pay, and bonus pay.


         3.22 Key Employees; Bank; Etc. Set forth in Schedule 3.22 is a list showing:

                  (a) The names of all the Company's officers and directors;

                  (b) The name of each bank at which the Company has (i) an account and the numbers of all accounts, (ii) a line of credit, or
         (iii) a safe deposit box and the name of each person authorized to draw thereon or have access thereto; and

                  (c) The name of each person holding a power of attorney from the Company and a summary of the terms thereof.

         3.23 Inventory. The inventories of the Company are of a quality and quantity usable and salable in the ordinary course of business and have a commercial value at least equal to the value shown on the Financial Statements.

         3.24 Disclosure. No representation or warranty by the Shareholders in this Agreement, nor any statement, certificate, schedule, or exhibit hereto furnished or to be furnished by or on behalf of the Shareholders pursuant to this Agreement, nor any document or certificate delivered to HealthCare pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF HEALTHCARE

         HealthCare hereby represents and warrants to the Shareholders as follows:

         4.1 Corporate.

                  (a) Organization. HealthCare is a corporation duly authorized and validly existing under the laws of the state of Washington.

                  (b) Corporate Power. HealthCare has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as and where such is now being conducted, to enter into this Agreement and the other documents and instruments to be executed and delivered by it pursuant hereto and to carry out the transactions contemplated hereby and thereby.

                  (c) Qualification. HealthCare is duly licensed or qualified to do business as a foreign corporation, and is in good standing, in each jurisdiction wherein the character of the properties owned or leased by it, or the nature of its business, makes such licensing or qualification necessary.

         4.2 Capitalization. As of the date thereof, the authorized and issued capital stock of HCC is as set forth in HCC's Registration Statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission March 12, 1997, referred to in Section 6.1(a)(ii). All of such issued and outstanding shares have been validly issued and are fully paid and nonassessable. The HCC Shares to be issued to the Shareholders pursuant to this Agreement will, upon issuance, be validly issued, fully paid, and nonassessable and free and clear of any lien or restriction except as set forth herein.

         4.3 Authorization. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by HealthCare pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the board of directors and HCC as the shareholder of HealthCare. This Agreement constitutes and, when executed and delivered, the other documents and instruments to be executed and delivered by HealthCare pursuant hereto, will constitute valid and binding agreements of HealthCare enforceable against HealthCare in accordance with their respective terms. The issuance of the HCC Shares as provided herein has been duly approved by the board of directors of HCC.

         4.4 No Violation. Neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by HealthCare pursuant hereto, nor the consummation by it of the transactions contemplated hereby and thereby (a) will violate any statute or law or any rule, regulation, order, writ, injunction or decree of any court or governmental authority, (b) will require any authorization, consent, approval, exemption or other action by or notice to any court, administrative or governmental agency, instrumentality, commission, authority, board or body (except the Alberta Stock Exchange), or (c) will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any material Lien upon any of the assets of HealthCare under any term or provision of its articles of incorporation or bylaws or of any material contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which it is a party or by which it or any of its assets or properties may be bound or affected.

         4.5 Disclosure. No representation or warranty by HealthCare in this Agreement nor any statement, certificate, schedule, or exhibit hereto furnished or to be furnished by or on behalf of HealthCare pursuant to this Agreement, nor any document or certificate delivered to HealthCare pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading.

                                    ARTICLE V
                                    COVENANTS

         5.1      Covenants of the Shareholders.

                  (a) Access to Information and Records. The Shareholders agree that during the period between the date hereof and to the Closing, HealthCare, its counsel, accountants and other representatives shall be provided (i) reasonable access during normal business hours to all of the properties, books, records, contracts and documents of the Company for the purpose of such inspection, investigation and testing as HealthCare deems appropriate (and the Shareholders shall furnish or cause to be furnished to HealthCare and its representatives all information with respect to the business and affairs of the Company as HealthCare may reasonably request), (ii) reasonable access to employees and agents of the Company for such meetings and communications as HealthCare reasonably desires, and (iii) with the prior consent of the Company in each instance (which consent shall not be unreasonably withheld), access to vendors, customers, and others having business dealings with the Company.

                  (b) Conduct of Business Pending the Closing. The Shareholders agree that from the date hereof until the Closing, except as otherwise approved in writing by HealthCare:

                           (i) No Changes. The Company will carry on its business diligently and in the same manner as heretofore and will not make or institute any changes in its methods of purchase, sale, management, accounting or operation.

                           (ii) Maintain Organization.  The Company will use its
                  best efforts to maintain, preserve, renew and keep in force and effect the existence, rights and franchises of the Company and to preserve the business organization of the Company intact, to keep available to HealthCare the present officers and employees of the Company, and to preserve for HealthCare its present relationships with suppliers and customers and others having business relationships with the Company.

                           (iii) No Breach. The Company will use its best efforts to avoid any act, or any omission to act, which may cause a breach of any material contract, commitment or obligation, or any breach of any representation, warranty, covenant or agreement made by the Shareholders herein.

                           (iv) No Material Contracts. No contract or commitment
                  will be entered into, and no purchase of assets (tangible or intangible) will be made, by or on behalf of the Company, except contracts, commitments, purchases or sales which are in the ordinary course of business and consistent with past practice.

                           (v) No Corporate Changes. The Company shall not amend
                  its articles of incorporation or bylaws or make any changes in its authorized or issued capital stock nor grant any right or option to acquire any shares of its capital stock.

                           (vi) Maintenance of Insurance. The Company shall maintain all of its insurance in effect as of the date hereof or replace such insurance with comparable coverage.

                           (vii) Maintenance of Property. The Company shall use,
                  operate, maintain and repair all its assets and properties in a normal business manner consistent with the Company's past practices.

                           (viii) Interim  Financials.  The Company will provide
                  HealthCare with interim monthly financial statements and other management reports as and when they are available.

                           (ix) No  Dividends.  The Company shall not declare or
                  pay any dividend (whether in cash, stock or property) or make any other distribution to the Shareholders.

                           (x) Compensation.  The Company shall not increase the
                  compensation or benefits of any of its employees nor make any other change in the terms of their employment.

                  (c) Reimbursement of Vacation Pay. In consideration for excluding accruals for vacation pay entitlements for employees of the Company from the definition of Net Working Capital, the Shareholders agrees to reimburse HealthCare for any vacation pay payments HealthCare is required to make to former employees of the Company who become employees of HealthCare as of the Closing and whose employment terminates for any reason within the first six months following the Closing to the extent such payments relate to accruals of vacation pay prior to the Closing.

                  (d) HCC Shares. The Shareholders agree to retain the HCC shares for one year after the Closing Date.

                  (e) Plan Audit. Company's defined contribution benefit plan referred to in Section 5.2(b) is currently being audited by the Internal Revenue Service. Shareholders agree to retain responsibility for the conduct of this audit on behalf of the plan and Company and to indemnify and hold HealthCare harmless from and against all loss, costs, fees, expenses, penalties, and interest which might result from such audit.

         5.2 Covenants of HealthCare.

                  (a) The Shareholders have provided personal guarantees or have otherwise become individually liable with respect to certain leases, line of credit agreements, purchase agreements with manufacturers, or other agreements for the benefit for the Company, including, without limitation, those described on Schedule 5.2(a). Following the Merger, HealthCare will use its best efforts to obtain the release of the Shareholders from all such personal liabilities. To the extent that any such release cannot be obtained, HealthCare will indemnify and hold the Shareholders harmless with respect to any loss, cost, or expense the Shareholders may incur as a result of not being released.

                  (b) Company has heretofore maintained a defined contribution benefit plan for its employees. Promptly after the Closing, HealthCare shall take such action as may be necessary or appropriate to terminate the plan and arrange for the distribution to the participants of their account balances. Until the plan is terminated, Shareholders shall be permitted to remain as its trustees subject to their reasonable performance of their duties as trustees.

         5.3 Acknowledgment. HealthCare and the Shareholders acknowledge that the rules governing the practice of audiology by corporations in the state of California and the policies of the administrative agencies charged with the enforcement of such rules are unclear and their application of the transaction provided for herein are uncertain. Accordingly, the parties agree that, notwithstanding any other provision hereof, the parties shall make no claim against each other related to or arising out of such rules or policies.

                                   ARTICLE VI
                                 SECURITIES LAWS

         6.1      Securities Laws.

                  (a) Investment Representations. The Shareholders represent to HealthCare as follows:

                           (i) The Shareholders are acquiring the HCC Shares for
                  their own account and for investment only, and not with a view to the distribution of all or any part of the HCC Shares, and the acquisition of the HCC Shares by the Shareholders and their continued holding thereof as may be required by law and the terms hereof are consistent with their financial position.

                           (ii) The  Shareholders  have had  access to  complete
                  information regarding the business and finances of HCC, have met and discussed the business and finances of HCC with its management employees to the extent they deem necessary, have received, read, and understood the contents of the Registration Statement, and the Shareholders believe they have received all the information they consider necessary or appropriate for deciding whether to receive the HCC Shares as consideration in the Merger.

                           (iii) The  Shareholders can bear the economic risk of
                  receiving the HCC Shares as consideration in the Merger, and have such knowledge and experience in financial or business matters that they are capable of evaluating the merits and risks of receiving such shares.

                           (iv) The Shareholders  are "accredited  investors" as
                  that term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as a result of the following:

                                    (A)   Each  of  the   Shareholders   has  an
                           individual net worth, or joint worth with the Shareholder's spouse, which exceeds $1,000,000; and/or

                                    (B)  Each  of the  Shareholders  has  had an
                           individual income in excess of $200,000 in each of the two most recent years or joint income with Shareholder's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

           (b) Limitations on Transfer. Except as expressly provided in this Agreement, the Shareholders shall not, directly or indirectly, offer or sell, pledge, transfer, or otherwise dispose of all or any portion of the HCC Shares, or solicit any offer to buy, purchase, or otherwise acquire or take a pledge of all or any portion of the HCC Shares, except (A) in the manner and to the extent described in (i) a registration statement in effect under the Securities Act of 1933 (the "Act") covering the HCC Shares and as to which a prospectus meeting the requirements of the Act is duly delivered and filed as necessary with any state agency or (ii) an opinion of counsel for the Shareholders reasonably acceptable to HCC, which opinion is in form and substance satisfactory to counsel for HCC, to the effect that such proposed offer, sale, pledge, transfer, or other disposition of HCC Shares may lawfully be made without such registration, delivery or state filing or (B) pursuant to trades made on the Alberta Stock Exchange ("ASE") after 90 days following the Closing pursuant to Rule 904 of Regulation S under the Act. The Shareholders acknowledge that they have consulted with counsel concerning the limited availability of exemptions from registration under the Act or exemptions from qualification under state securities laws and they understand that they (i) may bear the economic risk of investment in the HCC Shares for an indefinite period of time because the HCC Shares have not been registered under the Act or qualified under state securities laws and, therefore, cannot be sold unless they are subsequently registered under the Act or qualified under state securities laws or an exemption from such registration, such as that contained in Rule 904, or from state qualification is available, (ii) HCC is not obligated to register the HCC Shares under the Act or qualify them under state securities laws, (iii) that absent registration, the HCC Shares ordinarily may not be sold in the United States for at least one year after the Closing and then only in accordance with Rule 144 under the Act, and absent qualification under state securities laws may be subject to similar restrictions and (iv) the HCC Shares may not be sold, transferred or otherwise disposed of in the province of Alberta, Canada, or traded through the facilities of the ASE for a period of 90 days following the Closing.

           (c) Legends on Certificates. Certificates representing the HCC Shares shall be endorsed with legends, (i) substantially in the form set forth in
   Schedule 6.1(c) hereto, and (ii) to the effect that the HCC Shares may not be traded in Canada for 90 days following the Closing. HCC need not recognize any person other than the Shareholders as having any interest in or to the HCC Shares unless the acquisition thereof shall have been made in compliance with Subsection 6.1(b) above. HCC may issue appropriate stop transfer instructions to the transfer agent for the HCC Shares to prevent transfers in violation of Subsection 6.1(b) hereof.

           (d)    Removal of Legends.

                  (i) At any time while the HCC Shares are registered under the Act, HCC shall, upon written request, cause the certificates representing the HCC Shares to be reissued free of all legends and withdraw all stop transfer instructions. Upon the termination of any such registration, if the Shareholders own HCC Shares represented by a certificate without such legends, the Shareholders shall, upon written request, promptly return such certificate to HCC for reissuance on a certificate endorsed with the legends specified in, and otherwise subject to, the provisions of Subsection 6.1(c). Three years after the Closing, HCC's right to request the return of unlegended certificates for previously registered HCC Shares shall terminate and HCC shall, upon written request of the Shareholders, cause any certificates bearing one or more legends to be reissued free of such legends and withdraw all stop transfer instructions, provided that Rule 144(k) under the Act, or a comparable rule, is in effect in substantially its present form and the Shareholders furnishes to HCC evidence satisfactory to HCC and its counsel that they meet the requirements of such rule.

                  (ii) HealthCare shall, upon written request, cause a certificate representing all or a portion of the HCC Shares to be reissued free of all legends and shall withdraw all stop transfer instructions upon the provision by the Shareholders of a declaration to The R-M Trust Company as transfer agent in substantially the form set forth in Schedule 6.1(d)(ii) hereto.

                                   ARTICLE VII
                CONDITIONS PRECEDENT TO HEALTHCARE'S OBLIGATIONS

         Each and every obligation of HealthCare to be performed at Closing shall be subject to the satisfaction prior to or at the Closing (or the written waiver by HealthCare) of each of the following conditions:

         7.1 Representations and Warranties True at Closing. Each of the representations and warranties made by the Shareholders in this Agreement, or in any instrument, schedule, list, certificate or writing delivered by Shareholders pursuant to this Agreement, shall be true and correct when made and shall be true and correct in all material respects at and as of the Closing as though such representations and warranties were made as of the Closing.

         7.2 Compliance With Agreement. The Shareholders shall have in all material respects performed and complied with all of their agreements and obligations under this Agreement which are to be performed or complied with by them prior to or on the Closing, including the delivery of the Closing documents specified in Section 2.2(a) hereof.

         7.3 Absence of Suit. No action, suit, investigation or proceeding before any court or any governmental authority shall have been commenced or threatened, against HealthCare, the Company or any of the affiliates, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions, or seeking damages in connection with, or imposing any condition on, any such transactions; provided that the obligations of HealthCare shall not be affected unless there is a reasonable likelihood that as a result of such action, suit, investigation, or proceeding HealthCare will be unable to retain substantially all the practical benefits of the transaction to which it is entitled under this Agreement.

         7.4 Approvals; Consents. All consents (including without limitation those of Harriman Jones Medical Group, a California professional corporation, and Ayres & Son, a California limited partnership), permits, approvals, licenses or orders from any governmental or regulatory body or other third party required to be obtained by the Shareholders for the lawful consummation of the transactions contemplated by this Agreement shall have been obtained except where failure to obtain such consents, permits, approvals, licenses or orders would not have a material adverse effect (whether or not such effect is referred to or described in any Schedule) on the business, prospects, financial conditions, assets, reserves or operations of the Company taken as a whole.

         7.5 No Material Adverse Change. From the date of the most recent Financial Statements to the Closing, the Company shall not have suffered any change which has a material adverse effect (whether or not such effect is referred to or described in any Schedule) on the business, prospects, financial condition, assets, reserves or operations of the Company taken as a whole.

         7.6      Agreements.

                  (a) Noncompetition Agreement. Each of the Shareholders shall have executed and delivered to HealthCare a Noncompetition Agreement substantially in the form attached hereto as Schedule 7.6(a).

                  (b) Employment Agreement.  Each of the Shareholders shall have
         executed  and  delivered  to   HealthCare   an   Employment   Agreement
         substantially in the form of Schedule 7.6(b) hereto.

         7.7 Alberta Stock Exchange. The issuance of the HCC Shares to the Shareholders shall have been conditionally approved by the ASE.

         7.8 Investor Questionnaires. Shareholders shall each have delivered to HealthCare a completed investor questionnaire in the form heretofore provided by HealthCare.

                                  ARTICLE VIII
             CONDITIONS PRECEDENT TO THE SHAREHOLDERS'S OBLIGATIONS

         Each and every obligation of the Shareholders to be performed at Closing shall be subject to the satisfaction prior to or at the Closing (or the written waiver by the Shareholders) of the following conditions:

         8.1 Representations and Warranties True at Closing. Each of the representations and warranties made by HealthCare in this Agreement, or in any instrument, list, certificate or writing delivered by HealthCare pursuant to this Agreement, shall be true and correct when made and shall be true and correct at and as of the Closing as though such representations and warranties were made as of the Closing.

         8.2 Compliance With Agreement. HealthCare shall have in all material respects performed and complied with all of HealthCare's agreements and obligations under this Agreement which are to be performed or complied with by HealthCare prior to or on the Closing, including the delivery of the closing documents specified in Section 2.2(b) hereof.

         8.3 Absence of Suit. No action, suit, investigation, or proceeding before any court or any governmental authority shall have been commenced or threatened against HealthCare, the Company or any of the affiliates, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions, or seeking damages in connection with, or imposing any condition on, any such transactions; provided that the obligations of the Shareholders shall not be affected unless there is a reasonable likelihood that as a result of such action, suit, proceeding or investigation, the Shareholders will be unable to retain substantially all the consideration to which they are entitled under this Agreement.

         8.4 Agreements. HealthCare shall have executed and delivered to each of the Shareholders the Employment and Noncompetition Agreements referred to in
Section 7.6(a) and (b) hereof.

         8.5 Alberta Stock Exchange. The issuance of the HCC Shares to the Shareholders shall have been conditionally approved by the ASE.

                                   ARTICLE IX
                  INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS

         9.1 Indemnification by Shareholders. The Shareholders hereby agree to indemnify, defend, and hold HealthCare harmless from and against all Claims (as defined below) asserted against, resulting to, imposed upon, or incurred by
HealthCare directly or indirectly by reason of, arising out of, or resulting from (a) the inaccuracy or breach of any representation or warranty of the Shareholders contained in or made pursuant to this Agreement, or (b) the breach of any covenant of the Shareholders contained in this Agreement. As used in this
Section 9.1, the term "Claim" shall include all losses, damages, judgments, awards, settlements, costs, and expenses (including without limitation penalties, court costs, and attorneys fees and expenses at trial and on appeal) awarded by the arbitrator or arbitrators pursuant to Section 10.12 hereof.

         9.2 Indemnification by HealthCare. HealthCare hereby agrees to indemnify, defend, and hold harmless the Shareholders from and against all Claims (as defined in Section 9.1) asserted against, resulting to, imposed upon, or incurred by the Shareholders directly or indirectly by reason of, arising out of, or resulting from (a) the inaccuracy or breach of any representation or warranty of HealthCare contained in or made pursuant to this Agreement, or (b) the breach of any covenant of HealthCare contained in this Agreement.

         9.3 Notice; Defense of Claims. If a claim is to be made by a party entitled to indemnification hereunder, the party entitled to such indemnification shall give written notice to the indemnifying party immediately after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to a matter for which indemnification may be sought; provided that the failure of any indemnified party to give timely notice shall not affect the rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, and if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit, action or claim, then the indemnifying party shall be entitled, if it or they so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its or their own choice to handle and defend the same, at the indemnifying party's cost, risk and expense provided that the indemnifying party and its or their counsel shall proceed with diligence and in good faith with respect thereto. The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its or their own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom.

         9.4 Survival of Representations. All representations and warranties made by the parties in this Agreement are made only as of the date of this Agreement but will survive the consummation of the transactions contemplated by this Agreement for a period ending 90 days after the second fiscal year end (July 31) of HealthCare which occurs after the Closing (except for the representations and warranties of the Shareholders set forth in Section 3.12 hereof which shall expire 90 days after the applicable statutes of limitation shall have run with respect to all tax returns filed by the Company for all periods ended on or before the Closing) after which all such representations and warranties shall expire except with respect to claims asserted in writing prior to such date.

                                    ARTICLE X
                                  MISCELLANEOUS

         10.1 Termination.

                  (a) Right of Termination Without Breach. This Agreement may be terminated without further liability of any party at any time prior to the Closing:

                           (i) By mutual written agreement of the parties, or

                           (ii) By either  HealthCare or the Shareholders if the
                  Closing shall not have occurred on or before the 90th day after the date hereof, provided the terminating party has not, through breach of a representation, warranty or covenant, prevented the Closing from occurring on or before such date.

                  (b) Termination for Breach.

                           (i) Termination by HealthCare. If there has been a material breach by the Shareholders of any of their agreements, representations or warranties contained in this Agreement which has not been waived in writing by HealthCare, then HealthCare may, by written notice to the Shareholders at any time prior to the Closing that such breach is continuing, terminate this Agreement with the effect set forth in Section 10.1(b)(iii) hereof.

                           (ii) Termination by Shareholders. If there has been a
                  material breach by HealthCare of any of its agreements, representations or warranties contained in this Agreement which has not been waived in writing by the Shareholders, then the Shareholders may, by written notice to HealthCare at any time prior to the Closing that such breach is continuing, terminate this Agreement with the effect set forth in Section 10.1(b)(iii).

                           (iii) Effect of Termination. Termination of this Agreement pursuant to this Section 10.1 shall not in any way terminate, limit or restrict the rights and remedies of any party hereto against any other party which has breached or failed to perform any of the representations, warranties, covenants, or agreements of this Agreement prior to termination hereof.

         10.2 Waiver. The Shareholders or HealthCare may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements of the other or satisfaction of any of the conditions to its obligations contained herein. Any extension or waiver made pursuant to this Section 10.2 must be by an instrument in writing signed on behalf of the party granting the extension or waiver. A waiver by any party of any provision hereof or breach hereof shall not operate or be construed as the waiver of any other provision or any subsequent breach.

         10.3 Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. This Agreement is not assignable and any purported assignment shall be null and void. Nothing contained in this Agreement shall be deemed to confer any right or benefit upon any person other than the parties hereto to the extent herein provided.

         10.4 Dollars. "Dollars" and "$" mean lawful money of the United States of America, which shall be legal tender on the date of payment for all public and private debts.

         10.5 Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

         10.6 Headings; Severability. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement. Each and every provision of this Agreement shall be treated as separate and distinct and, in the event of any provision hereof being declared invalid, such invalid provision shall be deemed to be severable and all other provisions hereof shall remain in full force and effect.

         10.7 Schedules. The Schedules are a part of this Agreement as if fully set forth --------- herein.

         10.8 Disclosures and Announcements. Both the timing and the content of all disclosures to third parties and public announcements concerning the transactions provided for in this Agreement by either the Shareholders or HealthCare shall be subject to the approval of the other in all essential respects, except that the Shareholders's approval shall not be required as to any announcements or filings HealthCare may be required to make under applicable laws or regulations.

         10.9 Confidential Information. Following the Closing, the Shareholders shall use their best efforts to cause all of their agents, officers, directors and employees to treat and safeguard all Confidential Information concerning the Company and, except as required by law, agree not to disclose or reveal any Confidential Information to any third party or otherwise use such Confidential Information. For purposes of this Agreement, "Confidential Information" shall mean information of a valuable, proprietary and confidential nature relating directly to the Company, asset lists and valuations of any kind, customer lists, trade secrets, formulae, methods or processes, channels of distribution, pricing policies and records. The term "Confidential Information" does not include information that (a) is or becomes generally available to the public or is a recognized standard industry practice; or (b) becomes available subsequent to the date hereof to Shareholders on a non-confidential basis from a source other than HealthCare or the Company.

         10.10 Expenses.  The  Shareholders  agrees to pay all fees and expenses
incurred  by  them  in  connection  with  this  Agreement   including,   without
limitation, all fees of counsel and accountants.

         10.11 Notice. All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents; or (c) sent to the parties at their respective addresses indicated herein by private overnight courier service. The respective addresses and telephone numbers to be used for all such notices, demands or requests are as follows:

         If to HealthCare                  HealthCare Hearing Clinics, Inc.
                                           111 S.W. Fifth Avenue, Suite 2390
                                           Portland, Oregon 97204
                                           Attn:  President
                                                  Personal & Confidential
                                           Facsimile: (503) 225-9309
         with a copy to:                   G. Todd Norvell
                                           Miller, Nash, Wiener, Hager & Carlsen
                                           111 S.W. Fifth Avenue, Suite 3500
                                           Portland, Oregon 97204
                                           Facsimile: (503) 224-0155


         If to Shareholders:               Gary R. Dorf
                                           2100 Windward Lane
                                           Newport Beach, California 92660
                                           Facsimile:

         and                               David Majit
                                           25 Sunrise
                                           Irvine, California 92612
                                           Facsimile:

         with a copy to:                   Mr. Robert Alban
                                           4001 Atlantic Avenue
                                           Long Beach, California  90807
                                           Facsimile (310) 492-6800

         If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted, such communication shall be deemed delivered the next business day after transmission (and the sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt. Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this section.

         10.12 Resolution of Disputes.

                  (a) Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement or the performance by the parties of its terms shall be settled by binding arbitration held in Long Beach, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as specifically otherwise provided in this Section 10.12. Notwithstanding the foregoing, HealthCare, in its discretion, apply to a court of competent jurisdiction for equitable relief from any violation or threatened violation of the provisions of the Shareholders under any noncompetition and confidentiality agreements executed pursuant to this Agreement.

                  (b) Arbitrators. If the matter in controversy (exclusive of attorney fees and expenses) shall appear, as at the time of the demand for arbitration, to exceed Fifty Thousand Dollars ($50,000), then the panel to be appointed shall consist of three neutral arbitrators, otherwise one neutral arbitrator.

                  (c) Procedures; No Appeal. The arbitrator(s) shall allow such discovery as the arbitrator(s) determine appropriate under the circumstances and shall resolve the dispute as expeditiously as practicable, and if reasonably practicable, within 120 days after the selection of the arbitrator(s). The arbitrator(s) shall give the parties written notice of the decision, with the reasons therefor set out, and shall have thirty (30) days thereafter to reconsider and modify such decision if any party so requests within ten (10) days after the decision. Thereafter, the decision of the arbitrator(s) shall be final, binding, and nonappealable with respect to all persons, including (without limitation) persons who have failed or refused to participate in the arbitration process.

                  (d) Authority. The arbitrator(s) shall have authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of attorney fees and expenses in such manner as is determined to be appropriate by the arbitrator(s).

                  (e) Entry of Judgment. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having in personam and subject matter jurisdiction. The Shareholders and HealthCare hereby submit to the in personam jurisdiction of the federal and state courts in California for the purpose of confirming any such award and entering judgment thereon.

                  (f) Confidentiality. All proceedings under this Section 10.12, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties.

                  (g) Continued Performance. The fact that the dispute resolution procedures specified in this Section 10.12 shall have been or may be invoked shall not excuse any party from performing its obligations under this Agreement, and during the pendency of any such procedure all parties shall continue to perform their respective obligations in good faith, subject to any rights to terminate this Agreement that may be available to any party.

         10.13 Brokers and Finders. HealthCare on the one hand and Shareholders jointly on the other, each agree to indemnify and hold the other harmless from and against any claim made for a broker's or a finder's fee or other similar compensation (and all related costs and expenses) asserted against an indemnified party which arises out of or results from an action taken by an indemnifying party.

         10.14 Governing Law. This Agreement may not be modified or terminated orally, and shall be construed and interpreted according to the internal law of the state of California, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

         10.15 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

         10.16 Entire Agreement. This Agreement (including the Schedules) and the agreements, certificates and other documents delivered pursuant hereto contain the entire agreement between the parties hereto. All parties collaborated in the preparation of this Agreement and it has been reviewed by attorneys for each party. No one party should be considered the author of any specific language for purposes of legal presumptions.

         10.17 Further Assurances. Both before and after the Closing, each party will cooperate in good faith with the others and will take all appropriate action and execute any documents, instruments, or conveyances of any kind that may be reasonable necessary or desirable to carry out any of the transactions contemplated hereunder.

         10.18 Action of Shareholders. Whenever in this Agreement the Shareholders are given the discretion to take or not take any action, the decision of the Shareholders shall be made pursuant to the vote of the Shareholders holding a majority of the shares of the Company.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of the date first above written.

COMPANY:                                   HEALTHCARE:

HEARING IMPROVEMENT CENTER,                HEALTHCARE HEARING CLINICS, INC.
 INC.


By ---------------------------             By  /s/ Edwin J. Kawasaki
     --------------, President                 Edwin J. Kawasaki, Vice President


SHAREHOLDERS:



/s/ Gary R. Dorf
------------------------------
Gary R. Dorf


/s/ David Majit
------------------------------
David Majit

The undersigned, being the spouses of the Shareholders named in the foregoing Merger Agreement, hereby relinquish all right, title, and interest, including, without limitation, any community property rights under California law to the shares of the Company and hereby consent and agree to the transfer of such shares pursuant to such Agreement


/s/ Deborah Dorf                          /s/ Gale Majit
------------------------------            --------------------------------------
Deborah Dorf                              Gale Majit

                                    SCHEDULES
                                   [omitted]

Schedule 1.1                  Agreement and Plan of Merger
Schedule 1.4(a)-1             Promissory Note for $132,624
Schedule 1.4(a)-2             Promissory Note for $282,036
Schedule 1.7                  Shareholders' Loans

Schedule 2.2(a)(ii)           Opinion of Shareholders's Counsel
Schedule 2.2(b)(ii)           Opinion of HealthCare's Counsel

Schedule III                  Disclosure Statement

Schedule 3.8                  No Litigation
Schedule 3.9(b)               Licenses and Permits
Schedule 3.13                 Product Warranty
Schedule 3.17                 Patents, Trademarks, etc.
Schedule 3.18(a)              Real Property and Personal Property Leases
Schedule 3.18(b)              Purchase Commitments
Schedule 3.18(c)              Sales Commitments
Schedule 3.18(i)              Other Material Contracts
Schedule 3.20                 Employee Benefit Plans
Schedule 3.21                 Employment Compensation
Schedule 3.22                 Key Employees, Bank, Etc.

Schedule 5.2(a)               Shareholders Personal Liability

Schedule 6.1(c)               Legends on Certificates
Schedule 6.1(d)(ii)           Declaration for Removal of Legends

Schedule 7.6(a)               Noncompetition Agreement
Schedule 7.6(b)               Employment Agreement